[EXHIBIT 25 TO FORM S-3]


      SECURITIES ACT OF 1933 FILE NO:
 (IF APPLICATION TO DETERMINE ELIGIBILITY OF TRUSTEE FOR DELAYED
           OFFERING PURSUANT TO SECTION 305(b)(2))


             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                   _______________________

                          FORM T-1

         STATEMENT OF ELIGIBILITY AND QUALIFICATION
         UNDER THE TRUST INDENTURE ACT OF 1939 OF A
          CORPORATION DESIGNATED TO ACT AS TRUSTEE

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
      OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)______

                   ______________________

              THE FIRST NATIONAL BANK OF BOSTON
     (Exact name of trustee as specified in its charter)


                         04-2472499
            (I.R.S. Employer Identification No.)

    100 Federal Street, Boston, Massachusetts             02110
            (Address of principal executive offices)    (Zip Code)

         Gary A. Speiss, Cashier and General Counsel
 100 Federal Street, 24th Floor, Boston, Massachusetts 02110
                       (617) 434-2870
     (Name, address and telephone number of agent for service)
                         __________________________

                    COLONIAL GAS COMPANY
     (Exact name of obligor as specified in its charter)

       Massachusetts                              04-1558100
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)                 Identification No.)

   40  MARKET  STREET LOWELL, MA                       01852
(Address of principal executive offices)            (Zip Code)

                  Secured Medium Term Notes
               (Title of indenture securities)




1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Comptroller of the Currency of the United States, Washington D.C. Board of Governors of the Federal Reserve System, Washington, D.C Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

     Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None with respect to the Trustee.
     (See Notes on page __)
     None with respect to Bank of Boston Corporation.

3. through 11.  Not applicable.

12.  Indebtedness of the Obligor to the Trustee

      COL. A                        COL. B                COL. C

     NATURE OF                      AMOUNT
   INDEBTEDNESS                   OUTSTANDING             DATE DUE


   1) REVOLVING CREDIT LINE       $15,145,600.00          7/31/95

   2) MONEY MARKET CREDIT LINE    $ 0.00                  7/31/95


13. through 15.   Not applicable.

16. List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility and qualification.

     1. A copy of the articles of association of the trustee as now in effect.

     A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.



     A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

     A copy of a certificate of the Office of the Currency dated
February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

     A certified copy of the existing By-Laws of the trustee dated December 23, 1993 is filed as Exhibit No. 4 to statement of eligibility and qualification No. 22-25754 and is incorporated herein by reference thereto.

     5. The consent of the trustee required by Section 321(b) of the Act.

     The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

     6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                            NOTES

     In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                          SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The First National Bank of Boston, a national banking association organized and existing under the laws of The United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Canton and Commonwealth of Massachusetts, on the 14th day of July,1995.


                         THE FIRST NATIONAL BANK OF BOSTON, Trustee



                               By : James Mogavero

                                    Authorized Officer



                          EXHIBIT 6

                     CONSENT OF TRUSTEE


    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Colonial Gas Company of Medium Term Notes, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                         THE FIRST NATIONAL BANK OF BOSTON, Trustee


                               By : James Mogavero

                                    Authorized Officer



                          EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN
SUBSIDIARIES, OF

              THE FIRST NATIONAL BANK OF BOSTON

     In the Commonwealth of Massachusetts, at the close of business on December 31, 1994. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                           ASSETS
                                                           Dollar
                                                        Amounts in
                                                         Thousands
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency
       and coin                                             $ 1,862,093
          Interest-bearing balances                           1,551,280
Securities                                                    3,935,691
Federal funds sold and securities purchased under
 agreements to resell in domestic offices of the bank
 and of its Edge and Agreement subsidiaries, and in IBF's:
     Federal funds sold                                         758,937
     Securities purchased under agreements to resell                  0
Loans and lease financing receivables:
     Loans and leases, net of unearned income   $25,796,462
     LESS: Allowance for loan and lease losses      534,630
     LESS: Allocated transfer risk reserve                0
     Loans and leases, net of unearned income,
       allowance and reserve                                25,261,832
Assets held in trading accounts                                840,348
Premises and fixed assets (including capitalized leases)       398,475
Other real estate owned                                         48,504
Investments in unconsolidated subsidiaries and associated
 companies                                                     103,670
Customers' liability to this bank on acceptances
 outstanding                                                   304,031
Intangible assets                                              651,394
Other assets                                                 1,170,251
      Total Assets                                         $36,886,506

                         LIABILITIES
Deposits:
     In domestic offices                                   $14,924,310
     Noninterest-bearing                       $ 4,035,673
     Interest-bearing                           10,888,637
In foreign offices, Edge and Agreement subsidiaries,
 and IBF's                                                   9,998,764
     Noninterest-bearing                           570,582
     Interest-bearing                            9,428,182
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
     Federal funds purchased                                 2,464,904
     Securities sold under agreements to repurchase            277,077
Demand notes issued to the U.S. Treasury                       364,045
Trading Liabilities                                            227,865
Other borrowed money                                         3,875,462
Mortgage indebtedness and obligations under
 capitalized leases                                             14,007
Bank's liability on acceptances executed and outstanding       305,512
Subordinated notes and debentures                              979,167
Other liabilities                                            1,022,105
     Total Liabilities                                     $34,453,218
Limited-life preferred stock and equity capital                      0



                       EQUITY CAPITAL

Perpetual preferred stock and related surplus              $         0
Common stock                                                    82,264
Surplus                                                        987,524
Undivided profits and capital reserves                       1,408,062
LESS: Net unrealized loss on marketable equity securities      (39,027)
Cumulative foreign currency translation adjustments             (5,535)
Total equity capital                                         2,433,288
      Total Liabilities, Limited-life preferred stock,
       and equity                                          $36,886,506




     I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                     Robert T. Jefferson

                                      February 13, 1995


     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                     Charles K. Gifford
                     Ira Stepanian
                     J. Donald Monan
                               Directors


                                      February 13, 1995



                          SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The First National Bank of Boston, a national banking association organized and existing under the laws of The United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Canton and Commonwealth of Massachusetts, on the 14th day of July,1995.


                         THE FIRST NATIONAL BANK OF BOSTON, Trustee



                               By : James Mogavero

                                    Authorized Officer



                          EXHIBIT 6

                     CONSENT OF TRUSTEE


    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by the Colonial Gas Company of Medium Term Notes, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                         THE FIRST NATIONAL BANK OF BOSTON, Trustee


                               By : James Mogavero

                                    Authorized Officer

                [END OF EXHIBIT 25 TO FORM S-3]